Exhibit 10.1
Confidential Materials omitted and filed separately with the Securities and
Exchange Commission. Asterisks denote omissions.
Summary of MKS Instruments, Inc.’s
2008 Management Incentive Bonus
The 2008 Management Incentive Bonus Plan consists of a Corporate Bonus, which is based on a 2008 corporate pro-forma pre-tax operating income target, and, for some participants, a Product Group Bonus, which is based on the 2008 earnings targets of certain respective product groups. With respect to Leo Berlinghieri, Jerry Colella, John Smith and Ron Weigner, the 2008 Management Incentive Plan consists solely of the Corporate Bonus. With respect to John Lee, Frank Schneider and William Stewart, the 2008 Management Incentive Plan consists of the Corporate Bonus and the Product Group Bonus.
The following chart summarizes the individual target bonuses for each of the Company’s executive officers, plus Frank Schneider, who was an executive officer during the year ended December 31, 2007 and constitutes a “named executive officer” under the rules of the Securities and Exchange Commission. Mr. Schneider is no longer an executive officer of the Company.

Individual Incentive Target
Participant	(% of annual base earnings)
Leo Berlinghieri	100%
Jerry Colella	65%
John Smith	50%
Ron Weigner	50%
John Lee	55% (of which 70% is Corporate Bonus and 30% is Product Group Bonus)
Frank Schneider	35% (of which 70% is Corporate Bonus and 30% is Product Group Bonus)
William Stewart	50% (of which 70% is Corporate Bonus and 30% is Product Group Bonus)
The corporate element of the bonus plan formula is calculated as follows:
Base Salary x Individual Incentive Target x Corporate Performance Multiplier
The product group element of the bonus plan formula is calculated as follows:
Base Salary x Individual Incentive Target x Product Group Performance Multiplier
Each of the “Corporate Performance Multiplier” and “Product Group Performance Multiplier” ranges from 0% for achievement below a specified minimum corporate or product group goal, respectively, up to 200% for achievement of a maximum corporate or product group goal. Accordingly, the maximum payout possible for each of the above participants is 200% of his Individual Incentive Target and the minimum payout is zero, with incremental payouts for performance between these levels.
The MKS 2008 Management Incentive Bonus Plan is set forth as follows:

PERSONAL &
MKS CONFIDENTIAL MEMORANDUM
[FORM OF]
2008 Corporate Bonus Plan
Operating Income after Bonus & Before Tax
(January 1 — December 31)
The payout of your corporate bonus will be achieved according to the schedule shown in the chart below. For example, you will receive 50% of your target corporate bonus if our Operating Income after Bonus & Before Tax reaches $** million and 100% of your target corporate bonus if Operating
Income after Bonus & Before Tax reaches $** million. At an Operating Income after Bonus & Before
Tax of $** million or more, you would receive 200% of your target corporate bonus.

Operating Income	% of Target
after Bonus & Before Tax	Bonus Earned
<$**	0.0%
$**	10.0%
$**	20.0%
$**	30.0%
$**	40.0%
$**	50.0%
$**	60.0%
$**	70.0%
$**	80.0%
$**	90.0%
$**	100.0%
$**	125.0%
$**	150.0%
$**	175.0%
>=$**	200.0%
This information is extremely confidential and should be treated as such. You should not divulge this information inside or outside of MKS Instruments, Inc.

2 Tech Drive, Suite 201, Andover, MA 01810 Telephone (978)645-5500 Fax (978) 645-5110

PERSONAL &
MKS CONFIDENTIAL MEMORANDUM
The MKS Bonus Plan (The Plan) is based on fiscal year performance (January through December). Performance measurements are set at the beginning of the fiscal year.
Corporate plan participants have 100% of their bonus tied to achievement of corporate goals.
Product Group plan participants (PFMC&A, CIT, HPS, ENI, and ASTeX) have 70% of their bonus based on performance against corporate goals, and 30% of their award based on performance against product group goals.
Target Payout:
Bonus target guidelines are established as a percentage of pay. The bonus payout amount is a percentage of eligible W-2 earnings received during the plan year, i.e. “base salary” including regular, holiday, vacation, sick, and retro pay. Bonus payments made in calendar year 2007, but accrued from the prior year, are excluded from this calculation.
Administration:
Bonus payout is made as soon as possible after the end of the fiscal year and the performance assessment has been completed, but in no event later than March 15th of the subsequent year.
Note: In order to receive a bonus payment the plan participant must be actively employed as of the payout date of The Plan.
MKS reserves the right to change the plan at any time, subject to senior management discretion. In no way does this plan create a contract of employment.

2 Tech Drive, Suite 201, Andover, MA 01810 Telephone (978)645-5500 Fax (978) 645-5110

PERSONAL &
MKS CONFIDENTIAL MEMORANDUM
2008 CIT Product Group Bonus Plan1
The payout of your product group bonus will be calculated based upon actual CIT Product Group earnings for 2008. The chart below shows the correlation between actual CIT Product Group earnings and your bonus payout. For example, you will receive 50% of your target product group bonus if the CIT Product Group earns $** million in 2008 and 100% of your target product group bonus if the group earns $** million. If the group earns $** million or more you would receive 200% of your target product group bonus.

CIT Product Group	% of CIT Product Group
Earnings ($mm)	Bonus Paid
< $**	0.0%
$**	10.0%
$**	20.0%
$**	30.0%
$**	40.0%
$**	50.0%
$**	60.0%
$**	70.0%
$**	80.0%
$**	90.0%
$**	100.0%
$**	125.0%
$**	150.0%
$**	175.0%
>=$**	200.0%
This information is extremely confidential and should be treated as such. You should not divulge this information inside or outside
of MKS Instruments, Inc.

[1]	The CIT Product Group Bonus Plan applies only to Mr. Lee and Mr. Schneider, and represents 30% of their overall bonuses.

2 Tech Drive, Suite 201, Andover, MA 01810 Telephone (978)645-5500 Fax (978) 645-5110

PERSONAL &
MKS CONFIDENTIAL MEMORANDUM
2008 HPS Product Group Bonus Plan2
The payout of your Product Group bonus will be calculated based upon actual HPS Product Group earnings for 2008. The chart below shows the correlation between actual HPS Product Group earnings and your bonus payout. For example, you will receive 50% of your target Product Group bonus if the HPS Product Group earns $** million in 2008 and 100% of your target product group bonus if the group earns $** million. If the group earns $** million or more you would receive 200% of your target Product Group bonus.

HPS Product Group	% of HPS Product Group
Earnings ($mm)	Bonus Paid
< $**	0.0%
$**	10.0%
$**	20.0%
$**	30.0%
$**	40.0%
$**	50.0%
$**	60.0%
$**	70.0%
$**	80.0%
$**	90.0%
$**	100.0%
$**	125.0%
$**	150.0%
$**	175.0%
>=$**	200.0%
This information is extremely confidential and should be treated as such. You should not divulge this information inside or outside
of MKS Instruments, Inc.

[2]	The HPS Product Group Bonus Plan applies only to Mr. Stewart, and represents 30% of his overall bonus.

2 Tech Drive, Suite 201, Andover, MA 01810 Telephone (978)645-5500 Fax (978) 645-5110